Exhibit 10.1
14 April 2016

Mr. Mark Armour
c/o Invesco Perpetual
Henley-on-Thames
United Kingdom

Re:	Amendment (“Amendment”) to Letter of Assignment - Secondment to Invesco Perpetual, dated 12 March 2013 (“Letter of Assignment – Secondment”)

Dear Mark,

You and Invesco Ltd. (the “Firm) desire to extend the term of your assignment to Invesco Perpetual based in Henley-on-Thames, United Kingdom. This Amendment to the Letter of Assignment – Secondment shall be effective as of 1 March 2016 and amends the Letter of Assignment – Secondment as follows:

1.	The third sentence of the Letter of Assignment – Secondment is hereby deleted and replaced with the following:

“Your secondment commenced on 1 March 2013 and will terminate on 31 December 2016.”

2.	The sixth sentence of the Letter of Assignment – Secondment is hereby deleted and replaced with the following:

“From 1 January 2016 until 31 March 2016, your title will be Senior Managing Director and Chair of Invesco UK. From 1 April 2016 until 31 December 2016, your title will be Chair of Invesco UK Limited. You will continue to report to Marty Flanagan.”

This Amendment shall be incorporated into the Letter of Assignment – Secondment and be made a part thereof. All terms and conditions of the Letter of Assignment – Secondment not expressly modified by this Amendment shall remain in full force and effect.

Exhibit 10.1

Please signify your acceptance of the terms hereof by signing and returning the enclosed copy of this Amendment to me.

Please do not hesitate to contact me if there are any questions.

Yours sincerely,

/s/ Washington Dender

Washington Dender
Head of Human Resources

Cc: Caroline Atkinson

____________________________________________________________________________________

I accept the above-described Amendment to the terms and conditions of the Letter of Assignment – Secondment.

Signed:    _/s/ G. Mark Armour_____________     Date: __18/4/16____________________
Mark Armour